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              TELMARK LLC







                 (LOGO)







               PROSPECTUS

Until November 7, 1998 all dealers effecting
transactions  in the  registered  securities,
whether   or  not   participating   in   this
distribution,  may be  required  to deliver a
Prospectus.   This  is  in  addition  to  the
obligations   of   dealers   to   deliver   a
Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.





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                                   Telmark LLC
                        Supplement dated January 1, 1999
                     to Prospectus dated September 28, 1998

     As of January 1, 1999, Telmark (issuer) approved a decrease in interest rates on the Debentures currently being offered under this Prospectus from 6.75% for Debentures due March 31, 2002 and 6.5% for Debentures due March 31, 2001, to 6.25% and 6.0%, respectively.
     For a complete description of the securities offered by Telmark, please refer to pages 8 through 12 of the Prospectus.